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                                  EXHIBIT 99.1



        NEWS BULLETIN                            HARDINGE INC.
             FROM:                               ONE HARDINGE DRIVE
 THE FINANCIAL RELATIONS BOARD                   ELMIRA, NY 14902
        BSMG WORLDWIDE                           (NASDAQ:HDNG)

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AT THE COMPANY:        AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
Richard L. Simons      Kerry Thalheim    John McNamara       David Closs
EXEC VP & CFO          General Inquiries Analyst Inquiries   Media Inquiries
(607) 734-2281         (212) 661-8030    (212) 661-8030      (212) 661-8030
                       Ext. 3052         Ext. 3027           Ext. 3047

          HARDINGE ACQUISITION TO EXPAND ON GRINDING TECHNOLOGY BASE

        AGREEMENT ANNOUNCED TO PURCHASE HTT HAUSER TRIPET TSCHUDIN AG

ELMIRA, N.Y., DECEMBER 20, 2000 - Hardinge Inc. (Nasdaq: HDNG), a leading producer of machine tools, today announced that it has reached a definitive agreement to purchase 100% of the stock ownership of HTT Hauser Tripet Tschudin AG (HTT), a leading manufacturer of precision grinding machines based in Biel, Switzerland. The purchase price is denominated in Swiss francs and equates to approximately $21,400,000, plus assumed debt of approximately $9,909,000, and provides for the possibility of indeterminate additional future payments, contingent upon HTT's operating results after the acquisition.

HTT has earned a worldwide reputation for the quality of its machines. Its sales for the year ending December 31, 2000 are expected to be approximately $35,100,000, with about three quarters of these revenues from customers in Europe.

Robert E. Agan, Chairman and Chief Executive Officer of Hardinge, commented:
"HTT is an excellent fit both strategically and operationally. Its management has the same strong commitment to our industry in terms of technological innovation, product quality and customer service. HTT's worldclass machines complement the precision grinding technology of our Kellenberger AG subsidiary, adding substantial breadth to our grinding machine product line.

Mr. Agan added: "HTT was formed in 1994 to consolidate three long-established leaders in the grinding industry: Hauser, Tripet and Tschudin. HTT has very little overlap with Kellenberger, in either products or customers. Kellenberger specializes in external and universal cylindrical grinding machines for job shops and mold makers. Hauser machines

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are jig grinders for making demanding contour components, primarily for tool and moldmaking applications, and Tripet and Tschudin product technology is focused on the specialized grinding needs of high volume production customers.

"In summary, HTT meets all of our specific acquisition criteria, offering proven advanced technology focused on the needs of our target markets within a profitable, well-managed company having a similar culture and values", Mr. Agan concluded.

Hardinge will finance the acquisition with borrowings under its revolving credit facility and, subsequent to closing, anticipates arranging for longer-term financing. The Company expects this acquisition to be accretive to earnings per share within the first twelve months. This transaction is expected to be completed by December 22nd.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest technology to companies requiring industrial material-cutting solutions. The Company designs and manufactures computer-numerically controlled material-cutting lathes, machining centers, grinding machines, electrical discharge machines and other industrial products. The Company's common stock trades on Nasdaq under the symbol "HDNG." For more information, please visit the Company's website at WWW.HARDINGE.COM.


    To receive additional information on Hardinge Inc., via fax at no charge, dial 1-800-PRO-INFO and enter code HDNG.


THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.


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